EXHIBIT 99.1

Clearfield Reports Fiscal Third Quarter 2017 Results

Volatile Customer Spending Patterns Result in Lower Revenues for the Quarter; 9% Growth in Markets Outside of Alternative Carrier Business in First Nine Months of Fiscal 2017

MINNEAPOLIS, July 27, 2017 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ:CLFD), the specialist in fiber management and connectivity platforms for communication service providers, reported results for the fiscal third quarter ended June 30, 2017.

Fiscal Q3 2017 Financial Summary
(in millions except per share data and percentages)	Q3 2017	vs. Q3 2016	Change	Change (%)
Revenue	$19.6	$21.6	$(2.0)	-9%

Gross Profit ($)	$7.9	$9.3	$(1.4)	-15%
Gross Profit (%)	40.5%	43.2%	-2.7%	-6%

Income from Operations	$1.3	$3.5	$(2.2)	-62%
Income Tax Expense	$0.6	$1.1	$(0.5)	-48%

Net Income	$0.8	$2.4	$(1.6)	-66%
Net Income per Diluted Share	$0.06	$0.17	$(0.11)	-65%

Fiscal Q3 YTD 2017 Financial Summary
(in millions except per share data and percentages)	2017 YTD	vs. 2016 YTD	Change	Change (%)
Revenue	$55.5	$54.2	$1.3	2%

Gross Profit ($)	$22.6	$23.3	$(0.7)	-3%
Gross Profit (%)	40.7%	43.0%	-2.3%	-5%

Income from Operations	$3.8	$7.6	$(3.8)	-50%
Income Tax Expense	$1.4	$2.4	$(1.0)	-41%

Net Income	$2.6	$5.3	$(2.7)	-52%
Net Income per Diluted Share	$0.19	$0.39	$(0.20)	-51%

“The results for the fiscal third quarter are lower than our expectations, driven primarily by volatility within several significant customers,” stated Cheri Beranek, President and CEO of Clearfield. “While third quarter revenue is disappointing, we are pleased with the overall progress we’re seeing in the business as a whole, especially at the national carrier level.

“Year-to-date revenues from Clearfield’s traditional service provider markets has grown 9% compared to the same year-ago period. Much of this underlying business is performing according to plan. However, the market we serve continues to experience a lot of noise. This noise manifested itself primarily in the alternative carrier, wireless and cable TV markets.  Though it remains difficult to predict when the demand from these markets will rebound and stabilize, we believe that growth drivers, including next generation cell services driven by 5G and the Internet of Things, will pave the way for these service providers to reignite and scale their optical fiber deployments in the future.

“This noise further masks our success in the expansive Tier 1 market. Our Tier 1 revenue in the first three quarters of this year is nearly double the full year revenue last year. Further, our international revenues year-to-date are 75% above last year’s revenues in the same period.

“Based on the results we’ve achieved year-to-date and our outlook for fiscal Q4, we are revising our revenue guidance for fiscal year 2017 to be consistent with last year’s total revenue of $75 million. Although our revenue projections are less than originally anticipated, we are reiterating our full year guidance for gross profit percent and income from operations. We are also reiterating our guidance for operating expenses, but specifically excluding the impact of the patent infringement lawsuit which was initiated after our operating expense guidance was originally developed.  Clearfield remains dedicated to aggressive but disciplined investments to propel our growth. Through the third quarter ended June 30, 2017, our net income was 4.7% of sales. For the fiscal year ending September 30, 2017, investors can expect similar results.

“We recognize that this reduction in income is disappointing to investors. As we continue to make investments to increase our market share, particularly in the national carrier market, it’s important to keep in mind that while Clearfield has established significant market share in the Tier 3 markets during the first stage of our growth, the market opportunity in front of us as we enter the next stage of our development dwarfs the success we have delivered to date.”

Fiscal Q3 2017 Financial Results
Revenue for the third quarter of fiscal 2017 decreased 9% to $19.6 million from $21.6 million in the same year-ago quarter. The decrease was driven primarily by lower sales to the Company’s alternative carrier, wireless, and cable TV customers, and was partially offset by an increase in sales to the Company’s domestic and international wireline customers, which was supported by strong growth in sales to the Tier 1 market. Excluding revenue from the Company’s alternative carrier business, revenue for the third quarter of fiscal 2017 would have been consistent with the same year-ago quarter.

Gross profit decreased 15% to $7.9 million, or 40.5% of revenue, from $9.3 million, or 43.2% of revenue, in the third fiscal quarter of 2016. The decrease in gross profit was due to decreased volume.  The decrease in gross profit percent was primarily due to a lower percentage of sales associated with optical component solutions, which typically have higher gross margins.

Operating expenses were $6.6 million, an increase of 13% compared to $5.9 million in the same year-ago quarter. Among the operating expense increases were expenses related to additional sales and marketing professionals, enhancements to the Company’s current product line-up and an acceleration of the Company’s investments in product certification testing to successfully compete in the Tier 1 market.

Income from operations decreased 62% to $1.3 million for the third quarter of fiscal 2017 from $3.5 million in the same year-ago quarter. Income tax expense decreased 48% to $593,000 for the third quarter of fiscal 2017 from $1.1 million in the same year-ago quarter. The Company recognized a net tax benefit of $80,000 for the quarter ended June 30, 2016 as a result of the adoption in the fourth quarter of fiscal 2016 of a new accounting pronouncement related to the income tax accounting for stock-based compensation. This net tax benefit and related effects are reflected in the table above and the accompanying financial statements. Net income decreased 66% to $803,000 for the third quarter of fiscal 2017, or $0.06 per diluted share, from $2.4 million, or $0.17 per diluted share, in the same year-ago quarter.

At quarter-end, cash, cash equivalents and investments remained consistent at $42.6 million when compared to the end of the prior quarter. The Company had no debt at quarter end.

During the quarter, the Company repurchased 164,842 shares of its common stock under its stock repurchase program. In April 2017, the Company’s board of directors increased the previously approved stock repurchase program by an additional $4 million to $12 million.

Order backlog (defined as purchase orders received but not yet fulfilled) at June 30, 2017 decreased 26% to $4.4 million from $6.0 million at March 31, 2017, and decreased 35% from $6.7 million at June 30, 2016.

Fiscal Nine Month 2017 Financial Results
Revenue increased 2% to a record $55.5 million for the nine-month period ending June 30, 2017 from $54.2 million during the same period in fiscal 2016. Revenue from customers outside of the alternative carrier business increased 9% for the first nine months of fiscal 2017 compared to the same period in fiscal 2016.

Gross profit was $22.6 million, or 40.7% of revenue, for the nine-month period ending June 30, 2017, a decrease of 3% from $23.3 million, 43.0% of revenue, during the same period in fiscal 2016.

Operating expenses increased 20% to $18.8 million for the nine-month period ending June 30, 2017 from $15.7 million during the same period in fiscal 2016.

Income from operations totaled $3.8 million, or 6.8% of revenue, for the nine-month period ending June 30, 2017 compared to $7.6 million, or 14.0% of revenue, during the same period in fiscal 2016.

Net income totaled $2.6 million, or $0.19 per diluted share, for the nine-month period ending June 30, 2017, a decrease of 52% from $5.3 million, or $0.39 per diluted share, during the same period in fiscal 2016.

FieldReport
Clearfield issued its FieldReport for fiscal Q3 2017, which is available in the investor relations section of the Company’s website or by clicking here. Comprised of presentation slides with audio and video, the report provides additional insight into Clearfield’s financial and operational performance.

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ:CLFD) designs, manufactures and distributes fiber optic management, protection and delivery products for communications networks. Our “fiber to the anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, data center and military markets.

Clearfield offers the industry’s only fiber management and delivery platform that simplifies the fiber to the ‘x’ (FTTx) equation with the promise of a design methodology that addresses each network’s unique requirements, while building simplicity into the design and delivering the lowest total cost of ownership.

Based on the patented Clearview™ Cassette, Clearfield’s unique single-architected, modular fiber management platform is designed to further lower the cost of broadband deployment and maintenance by consolidating, protecting and distributing incoming and outgoing fiber circuits, enabling customers to scale their operations as their subscriber revenues increase. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in the FieldReport are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, growth of the FTTx markets, effectiveness of the Company’s sales and marketing strategies and organization, utilization of manufacturing capacity, and the development and marketing of products. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: our success depends upon adequate protection of our patent and intellectual property rights and our ability to successfully defend against claims of infringement; our results of operations could be adversely affected now that the stimulus funds of the American Recovery and Reinvestment Act are fully allocated and projections are nearing completion; National Broadband Plan’s transitioning from the USF to the CAF program may cause our customers and prospective customers to delay or reduce purchases; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers would adversely affect us; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our results of operations could be adversely affected by economic conditions and the effects of these conditions on our customers’ businesses; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; we may face circumstances in the future that will result in impairment charges, including, but not limited to, significant goodwill impairment charges; we rely on single-source suppliers, which could cause delays, increases in costs or prevent us from completing customer orders, all of which could materially harm our business; we face risks associated with expanding our sales outside of the United States; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we are dependent on key personnel; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2016 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events.

CLEARFIELD, INC.
CONDENSED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2017	2016	2017	2016

Revenues	$19,611,297	$21,598,720	$55,529,230	$54,235,622

Cost of sales	11,674,047	12,258,523	32,940,446	30,938,180

Gross profit	7,937,250	9,340,197	22,588,784	23,297,442

Operating expenses
Selling, general and administrative	6,614,693	5,878,352	18,794,395	15,712,319
Income from operations	1,322,557	3,461,845	3,794,389	7,585,123

Interest income	73,759	41,608	186,378	114,316
Income before income taxes	1,396,313	3,503,453	3,980,767	7,699,439

Income tax expense	593,000	1,141,392	1,393,000	2,356,945

Net income	$803,316	$2,362,061	$2,587,767	$5,342,494

Net income per share:
Basic	$0.06	$0.18	$0.19	$0.40
Diluted	$0.06	$0.17	$0.19	$0.39

Weighted average shares outstanding:
Basic	13,522,755	13,397,509	13,559,704	13,331,632
Diluted	13,598,582	13,806,928	13,730,945	13,654,476

CLEARFIELD, INC.
CONDENSED BALANCED SHEETS

	(Unaudited) June 30, 2017	(Audited) September 30, 2016
Assets
Current Assets
Cash and cash equivalents	$19,748,097	$28,014,321
Short-term investments	5,737,150	5,527,075
Accounts receivable, net	8,052,829	7,999,210
Inventories	9,338,613	8,373,155
Other current assets	869,150	1,198,917
Total current assets	43,745,839	51,112,678

Property, plant and equipment, net	5,511,450	5,780,814

Other Assets
Long-term investments	17,153,000	10,703,000
Goodwill	2,570,511	2,570,511
Other	484,989	428,310
Total other assets	20,208,500	13,701,821
Total Assets	$69,465,789	$70,595,313

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$2,196,152	$2,573,292
Accrued compensation	2,077,040	4,697,138
Accrued expenses	60,222	75,306
Total current liabilities	4,333,414	7,345,736

Other Liabilities
Deferred taxes – long-term	411,779	411,779
Deferred rent	266,228	243,755
Total other liabilities	678,007	655,534
Total Liabilities	5,011,421	8,001,270
Commitment and contingencies
Shareholders’ Equity
Common stock	139,611	141,263
Additional paid-in capital	56,594,725	57,320,515
Retained earnings	7,720,032	5,132,265
Total Shareholders’ Equity	64,454,368	62,594,043
Total Liabilities and Shareholders’ Equity	$69,465,789	$70,595,313

CLEARFIELD, INC.
CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	Nine Months Ended June 30,	Nine Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$2,587,767	$5,342,494
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,205,769	1,068,297
Impairment of long-lived assets	643,604	-
Deferred income taxes	-	2,185,534
(Gain) loss on disposal of assets	(5,100)	1,135
Stock-based compensation expense	1,774,330	843,658
Changes in operating assets and liabilities:
Accounts receivable, net	(53,619)	(2,716,263)
Inventories	(965,458)	(923,530)
Other current assets	324,206	(399,662)
Accounts payable and accrued expenses	(2,989,849)	1,526,993
Net cash provided by operating activities	2,521,650	6,928,656

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(1,631,127)	(982,245)
Proceeds from sale of property, plant and equipment	5,100	-
Purchase of investments	(13,279,075)	(5,508,075)
Proceeds from maturities of investments	6,619,000	5,761,000
Net cash used in investing activities	(8,286,102)	(729,320)

Cash flows from financing activities:
Repurchase of common stock	(2,403,062)	(333,761)
Proceeds from issuance of common stock under employee stock purchase plan	334,692	254,426
Proceeds from issuance of common stock	28,718	473,651
Tax withholding related to vesting of restricted stock grants and exercise of stock options	(462,120)	(77,291)
Net cash (used in) provided by financing activities	(2,501,772)	317,025
(Decrease) increase in cash and cash equivalents	(8,266,224)	6,516,361
Cash and cash equivalents at beginning of period	28,014,321	18,071,210
Cash and cash equivalents at end of period	$19,748,097	$24,587,571

Supplemental cash flow information
Cash paid during the year for income taxes	$893,483	$338,616

Non-cash financing activities
Cashless exercise of stock options	$34,268	$541,016

Investor Relations Contact:

Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
CLFD@liolios.com